Exhibit 10.12

FORM OF AWARD AGREEMENT

OMNICARE, INC.
Performance Restricted Stock Unit Award
This AWARD AGREEMENT (this “Agreement”) is effective as of [DATE] (the “Grant Date”), by and between Omnicare, Inc., a Delaware corporation (“Omnicare” or the “Company”), and [NAME] (the “Participant”). The performance restricted stock unit award granted hereby is granted by the Compensation Committee (the “Committee”) of Omnicare’s Board of Directors pursuant to the terms of the 2014 Stock and Incentive Plan (the “Stock Plan”). All capitalized terms not defined in this Agreement shall have the meanings assigned to such terms in the Stock Plan.
Section 1. Performance Restricted Stock Unit Award
Omnicare hereby grants to the Participant, on the terms and subject to the conditions set forth herein, a performance-based restricted Stock Unit Award (“Performance Stock Units”), which represents a target of [NUMBER OF SHARES] shares of Common Stock (the “Target Shares”). The Performance Stock Units are notional units of measurement denominated in shares of Common Stock, which represent an unfunded, unsecured compensation obligation of Omnicare.
Section 2.    Performance Criteria
2.1.    Eligible Units
Except as otherwise set forth in Section 7 below, if the Participant is continuously employed by Omnicare or a Subsidiary from the date hereof through the Payment Date (as defined below), the Participant shall be paid a number of shares of Common Stock (the “Earned Shares”) equal to a percentage of the number of Target Shares determined based on Omnicare’s achievement of the performance criteria set forth on Exhibit A attached hereto (the “Performance Criteria”) for the applicable performance period set forth on Exhibit A attached hereto (the “Performance Period”)[, subject to any discretionary adjustment made by the Committee if permitted by, and in accordance with, Exhibit A hereto (a “Discretionary Adjustment”). In no event shall (i) any Discretionary Adjustment exceed % of the number of Earned Shares (prior to giving effect to such Discretionary Adjustment) or (ii) the number of Earned Shares exceed % of the number of Target Shares].
2.2.    Certification Date; Payment Date
As soon as practicable following the end of the Performance Period, the Committee shall certify (the date of such certification, the “Certification Date”) the number of Earned Shares based on the Company’s achievement of the Performance Criteria for the Performance Period [and any Discretionary Adjustment determined by the Committee]. Except as otherwise set forth in Section 7 below, the Earned Shares shall be paid in shares of Common Stock as soon as practicable following the Certification Date but, in all events, no later than March 15 of the year following the end of the Performance Period (the date of payment, the “Payment Date”).

2.3.    Section 162(m)
Notwithstanding anything in this Agreement to the contrary, in the event that the Committee has designated the Performance Stock Units as a Section 162(m) Award, no shares of Common Stock shall be paid to the Participant under this Agreement unless (a) any performance goals established by the Committee for purposes of Section 162(m) of the Code have been met or (b) shares of Common Stock are payable under Section 7 below.
Section 3.    Dividend Equivalents
The Participant shall be entitled to dividend equivalents equal to the amount of dividends, if any, paid per share on the Common Stock during the period beginning on the first day of the Performance Period and ending on (a) the Certification Date for payments pursuant to Section 2.2; (b) the date of the Participant’s death for payments pursuant to Section 7.1; (c) the date of the Participant’s termination of employment with the Company and its Subsidiaries for payments pursuant to Sections 7.2, 7.3 [or 7.4]; or (d) the effective date of the Change in Control for payments pursuant to Section [7.3][7.4], as the case may be. Such amount, multiplied by the number of Earned Shares (or such other number of shares to be paid to Participant in accordance with Section 7 below), shall be paid in cash to the Participant on the Payment Date or such other applicable date of payment pursuant to Sections 7.1, 7.2, 7.3 [or 7.4]. Except in connection with payments of shares under Section 7.1, 7.2 or [7.3][7.4] that are based on the number of Target Shares, no dividend equivalents will be paid to the Participant if Threshold Performance (as set forth in Exhibit A) is not achieved for the Performance Period (or such shorter period over which performance is measured under Section 7).
Section 4.    Restrictions on Transfer
Neither this Agreement nor the Performance Stock Units granted hereby nor, prior to the applicable Payment Date, any shares of Common Stock to be paid to Participant hereunder may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to Omnicare as a result of forfeiture as provided herein.
Section 5.    No Voting Rights
The Performance Stock Units and any shares of Common Stock to be paid to Participant hereunder, whether or not vested, will not confer any voting rights upon the Participant, unless and until shares of Common Stock are paid to Participant on the Payment Date.
Section 6.    Changes in Capitalization
For the avoidance of doubt, the Performance Stock Units and, prior to the applicable Payment Date, any shares of Common Stock to be paid to Participant hereunder shall be subject to Section 4.2 of the Stock Plan relating to Adjustments. The adjustments permitted to be made by the Committee pursuant to this Section 6 shall include the conversion of the Performance Stock Units into a Restricted Stock Award with time-based vesting criteria.

Section 7.    Termination of Employment
7.1.    Death
If the Participant’s employment with the Company and its Subsidiaries shall terminate by reason of death, within 60 days following the Participant’s death, the Participant’s estate shall receive, in settlement of the Performance Share Units, the Target Shares; provided, however, that if the Participant’s employment with the Company and its Subsidiaries shall terminate by reason of death after the end of the Performance Period but prior to the Payment Date, the Participant’s estate shall receive the Earned Shares on the Payment Date.
7.2.    Disability
If the Participant’s employment with the Company and its Subsidiaries shall terminate by reason of Disability, within 60 days following the Participant’s termination, the Participant shall receive, in settlement of the Performance Share Units, the Target Shares; provided, however, that if the Participant’s employment with the Company and its Subsidiaries shall terminate by reason of Disability after the end of the Performance Period but prior to the Payment Date, the Participant shall receive the Earned Shares on the Payment Date.
7.3.    [Termination without Cause
If the Company and its Subsidiaries terminate Participant’s employment other than for Cause, with the consent of the Committee, the Participant shall receive, in settlement of the Performance Share Units, a pro-rata portion of the Earned Shares determined by multiplying (x) the total number of Earned Shares (as determined in accordance with Section 2.1 based upon actual achievement of the Performance Criteria prorated through the date of Participant’s termination) by (y) the fraction equal to the number of days in the Performance Period that elapsed prior to the Participant’s termination divided by the total number of days in the Performance Period. Such Earned Shares will be paid within 60 days of Participant’s termination of employment other than for Cause; provided, however, that if Participant’s employment is terminated by the Company and its Subsidiaries other than for Cause after the end of the Performance Period but prior to the Payment Date, the Participant shall receive the Earned Shares on the Payment Date.]
7.4.    Change in Control
For purposes of this Agreement:
(a)    The occurrence of a Change in Control (as defined below) will not itself result in the cancellation or any settlement or other payment with respect to the Performance Share Units to the extent the Board or the Committee determines, prior to such Change in Control, that the Participant shall receive, in substitution for all remaining Performance Share Units, a Restricted Stock Award for a number of shares (the “Change in Control Shares”) of Common Stock (or shares of common stock of the resulting entity in the Change in Control) with a value (as of the effective date of the Change in Control)

equal to the greater of (i) the Target Shares and (ii) the Earned Shares (as determined in accordance with Section 2.1 based upon actual achievement of the Performance Criteria prorated through the [last day of the most recently completed fiscal quarter prior to the] effective date of the Change in Control) (such substituted Restricted Stock Award, the “Alternative Award”); provided that, except as set forth in clause (c) below, the Change in Control Shares shall vest, and the restrictions on transfer with respect to the Change in Control Shares shall lapse, on the last day of the Performance Period and the Alternative Award shall have such other terms and conditions as are consistent with the Restricted Stock Award received by Participant on the Grant Date.
(b) In the event clause (a) does not apply or an event constituting Good Reason is known in advance of a Change in Control and the Participant provides notice to the Company that he or she will terminate on account of such Good Reason effective upon the Change in Control, then, in either case, immediately prior to the effective date of the Change in Control, (i) the Participant shall receive, in settlement of the Performance Share Units, a number of shares of Common Stock with a value (as of the effective date of the Change in Control) equal to the greater of (A) the Target Shares and (B) the Earned Shares (as determined in accordance with Section 2.1 based upon actual achievement of the Performance Criteria prorated through the [last day of the most recently completed fiscal quarter prior to the] effective date of the Change in Control), and (ii) the Board or Committee (as constituted prior to the Change in Control) shall provide that, in connection with the Change in Control, such shares of Common Stock shall be cancelled in exchange for an amount equal to the Change in Control Price. In addition to (i) and (ii) hereof, the Board or the Committee (as constituted prior to the Change in Control) may make such other adjustments or settlements of outstanding Performance Share Units or Earned Shares that have not been paid to Participant as it deems appropriate and consistent with the Stock Plan’s purposes; provided, however, that, in no event, shall any such adjustment or substitution adversely affect the rights of Participant set forth in (i) and (ii) hereof.
(c)     If the Company and its Subsidiaries (or the resulting entity in the Change in Control) terminate Participant’s employment other than for Cause or if Participant voluntarily terminates employment with the Company and its Subsidiaries for Good Reason, in each case within [24] months following the effective date of a Change in Control, on the effective date of Participant’s termination, any remaining unvested Change in Control Shares shall vest and the restrictions on transfer with respect to such shares shall lapse.
(d)    For purposes of this Section 6.3, “Change in Control” means:
(i) any Person becomes the Beneficial Owner of 30% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control:

(I) any acquisition directly from the Company, (II) any acquisition by the Company or an Affiliate, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (IV) any acquisition pursuant to a transaction that complies with clauses (A), (B) or (C) in clause (iii) below; or
(ii) Individuals who, as of May 22, 2014, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 22, 2014 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), or a sale or other disposition that involves a significant amount of the Company’s assets (as determined pursuant to Item 2.01 of Form 8-K); provided, however, that a Business Combination shall not constitute a Change in Control unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) Beneficially Owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
(e)     For purposes of this Agreement, “Cause” shall be as defined in the Stock Plan.
(f)    For purposes of this Agreement, a Participant shall have “Good Reason” if one or more of the following occurs: (a) a reduction in total compensation and benefits (which shall include any and all equity-based compensation) from the compensation and benefits provided to the Participant immediately prior to a Change in Control (excluding a reduction in benefits that occurs after the Change in Control and is caused by a change in benefit plan design that applies on a non-discriminatory basis to all eligible participants); (b) a material diminution in the level of authority, breadth and scope of organization overseen, work responsibilities, duties and/or reporting relationships (internally or to the Board of Directors) from the Participant’s work level of authority, breadth and scope of organization overseen, work responsibilities, duties and/or reporting relationships immediately prior to a Change in Control; [(c) Participant not being the [insert title of Participant] of the Company or, more than months following a Change in Control, Participant not being the [insert title of Participant] of the resulting entity in the Change in Control;] or (d) relocation of the work place following a Change in Control to a location more than fifty (50) miles from the work place of the Participant immediately prior to a Change in Control; [provided, however, that, for purposes of this definition, a diminution in Participant’s scope of duties solely as a result of the Company ceasing to be a public company and Participant holding a divisional role rather than a corporate role, which divisional role is the same as Participant’s corporate role prior to the Change in Control, shall not constitute Good Reason for ]. In no event shall a Participant have the right to terminate for Good Reason unless the Participant notifies the Company in writing of termination for Good Reason specifying the event constituting Good Reason. The Company shall have a period of fourteen (14) days in which to cure the Good Reason. If the Good Reason is cured within this period, a Participant will not be entitled to voluntarily terminate for Good Reason with respect to the event that has been cured.
7.5.    Termination for any Other Reason
If the Participant’s employment with the Company and its Subsidiaries is terminated by the Company or if the Participant resigns from employment with the Company and its Subsidiaries for any reason, in each case other than as set forth in Sections 7.1, 7.2, 7.3 [or 7.4] of this Agreement, any remaining Performance Share Units (or any remaining unvested shares subject to an Alternative Award) or, prior to the Payment Date, any Earned Shares shall be forfeited as of the effective date of such termination and Participant shall have no further rights with respect thereto.
Section 8.    Withholding of Taxes
The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld in respect of the Performance Share Units or any shares of Common Stock paid to Participant hereunder, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of the Performance Share Units or any such shares of Common Stock. Such taxes may be paid in cash or by the surrender of shares of Common Stock.
Section 9.    Further Assurances
Each of the parties hereto agrees to execute and deliver all consents and other instruments and to take all other actions deemed necessary or desirable by counsel for the Company to carry out each term of this Agreement.
Section 10.    Notices
10.1    Notice to the Company
Any notice to the Company under or pursuant to this Agreement shall be deemed to have been given if and when delivered in person to the General Counsel of the Company or if and when mailed by certified or registered mail to the General Counsel of the Company at the executive offices of the Company, 900 Omnicare Center, 201 East Fourth Street, Cincinnati, OH 45202, or such other address as the Company may from time to time designate in writing by notice to the Participant given pursuant to Section 10.2 below.
10.2    Notice to the Participant
Any notice to the Participant under or pursuant to this Agreement shall be deemed to have been given if and when delivered to the Participant in person or if and when mailed by certified or registered mail to the Participant at Participant’s address on file with the Company’s Human Resources Department or such other address as the Participant may from time to time designate in writing by notice to the Company given pursuant to Section 10.1 above.
Section 11.    Entire Agreement
This Agreement supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof[, provided, however, that if Participant and the Company are parties to an employment agreement that is in effect on the Grant Date, the applicable terms and conditions of such employment agreement with respect to the vesting and payment of equity-based compensation shall apply to this Agreement]. Except as expressly provided herein, this Agreement is subject to the terms and conditions of the Stock Plan, a copy of which

Participant acknowledges receiving and the terms of which are incorporated by reference herein. In the event of any conflict between the terms and conditions of the Stock Plan and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall govern.
Section 12.    Section 409A
The provisions of this Agreement and any payments made hereunder are intended to be exempt from the requirements of Section 409A of the Code, and any related regulations or other effective guidance promulgated thereunder (“Section 409A”) and should be interpreted in such manner; provided, however, that the Committee shall have the right, in its sole discretion, to (i) adopt amendments to the Stock Plan or this Agreement, (ii) adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or (iii) take any other actions, as the Committee determines are necessary or appropriate for this Agreement and the Performance Stock Units to either be exempt from the application of Section 409A or to comply with the requirements of Section 409A, as the case may be.
Section 13.    Governing Law
This Agreement and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities law.
Section 14.    No Right of Employment
Nothing in this Agreement shall be deemed to give the Participant any right to continue as an employee of Omnicare or any Subsidiary or to interfere in any way with the right of Omnicare and its Subsidiaries to terminate or to change the terms and conditions of the Participant’s employment at any time.
Section 15.    Clawback
In addition to any compensation recovery which may be required by this Agreement, law or regulation (including but not limited to any clawback required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), the Participant acknowledges and agrees that any compensation paid under this Agreement shall be subject to the clawback requirements set forth in Omnicare’s Incentive Compensation Clawback Policy, Corporate Governance Guidelines, other corporate policies, and any similar successor provisions as may be in effect from time to time, including by reason of guidelines or policies adopted following the Participant’s termination of employment.

Section 16.    Restrictive Covenants
In consideration of the grant evidenced by this Agreement and such other good and valuable consideration referenced herein and therein, Participant hereby acknowledges and agrees to the terms and conditions of the Noncompetition, Nonsolicitation and Nondisclosure Agreement attached hereto as Exhibit B.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

OMNICARE, INC.

By: ______________________________________
Name:
Title:

PARTICIPANT

By: ______________________________________
Name: [NAME]

Performance Criteria

EXHIBIT A
Performance Period
January 1, 20__ through December 31, 20__
Performance Criteria

(a)	[Performance Metric]

(b)	[Performance Metric]
Achievement of Performance Criteria

(a)
The Participant shall earn a number of shares of Common Stock ranging from % to % of the number of Target Shares equal to % of the total number of Target Shares, based on the Company’s achievement of [Performance Metric] for the Performance Period in accordance with the table below; provided, however, that if [Performance Metric] is below , no shares will be earned based on [Performance Metric] performance.

Performance Level	Threshold Performance	Target Performance	Maximum Performance
Performance Metric
Target Shares Modifier	%	%	%
The Target Shares Modifier will be determined by linear interpolation if [Performance Metric] is between Threshold Performance and Target Performance or between Target Performance and Maximum Performance.

(b)
The Participant shall earn a number of shares of Common Stock ranging from % to % of the number of Target Shares equal to % of the total number of Target Shares, based on the Company’s achievement of [Performance Metric] for the Performance Period in accordance with the table below; provided, however, that if [Performance Metric] is below , no shares will be earned based on [Performance Metric] performance.

Performance Level	Threshold Performance	Target Performance	Maximum Performance
Performance Metric
Target Shares Modifier	%	%	%
The Target Shares Modifier will be determined by linear interpolation if [Performance Metric] is between Threshold Performance and Target Performance or between Target Performance and Maximum Performance.

A-1

[Discretionary Adjustment
The number of total Earned Shares determined by Achievement of Performance Criteria above may, in the Committee’s sole discretion, be multiplied by a factor ranging from - % to + % depending on the Committee’s evaluation of Company performance on a broad spectrum of measures that includes, but is not limited to, [total shareholder return, cash flow, cash EPS, operational efficiency, customer retention and EBITDA, as well as individual performance]. This discretionary factor, applied to the number of Earned Shares based on Achievement of Performance Criteria above, will determine the final number of Earned Shares to be issued to the Participant on the Payment Date; provided, however, that in no event shall the total number of Earned Shares exceed % of the total number of Target Shares.]

A-2